Exhibit 5.2

[Letterhead of Bufete Robles Miaja, S.C.]

September 8, 2011

América Móvil, S.A.B. de C.V.

Lago Zurich 245

Plaza Carso / Edificio Telcel

Colonia Granada Ampliación

11529 México, D.F. México

Radiomóvil Dipsa, S.A. de C.V.

Lago Zurich 245

Plaza Carso / Edificio Telcel

Colonia Granada Ampliación

11529 México, D.F. México

Ladies and Gentlemen:

We have acted as special Mexican counsel to América Móvil, S.A.B. de C.V. (the “Company”), a corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States (“Mexico”), and Radiomóvil Dipsa, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of Mexico (the “Guarantor”), in connection with the Company’s offering pursuant to a registration statement on Form F-3ASR (No. 333-162217) (the “Registration Statement”) of U.S.$2,000,000,000 aggregate principal amount of its 2.375% Senior Notes due 2016 (the “2016 Notes”) and U.S.$750,000,000 aggregate principal amount of its 6.125% Senior Notes due 2040 (the “2040 Notes” and, together with the 2016 Notes, the “Notes”) to be issued under an indenture dated as of September 30, 2009 (the “Base Indenture”), as supplemented by the Eighth Supplemental Indenture, dated as of September 8, 2011 relating to the 2016 Notes (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “2016 Indenture”) among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”) and the Fourth Supplemental Indenture, dated as of March 30, 2010 (the “Fourth Supplemental Indenture”), as supplemented by an Additional Notes Supplement, dated as of September 8, 2011, relating to the 2040 Notes (the “Additional Notes Supplement” and, together with the Base Indenture and the Fourth Supplemental Indenture, the “2040 Indenture”) among the Company, the Guarantor, the Trustee and The Bank of New York Mellon

América Móvil, S.A.B. de C.V.

September 8, 2011, Page 2

(Luxembourg) S.A., as Luxembourg paying agent and Luxembourg transfer agent.

For purposes of rendering this opinion, we have examined (i) the Registration Statement, including the Base Indenture, which is incorporated therein as an exhibit, (ii) the 2016 Indenture and the 2040 Indenture, (iii) the global notes representing the Notes, (iv) the guarantees relating to the Notes (the “Guarantees”), (v) the estatutos sociales (by-laws) of each of the Company and the Guarantor, and (vi) the corresponding corporate actions, and such other documents, records and matters of law, as we have deemed necessary, and have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.	Each of the 2016 Notes and the 2040 Notes are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the 2016 Indenture and the 2040 Indenture, respectively.

2.	The Guarantees are the valid, binding and enforceable obligations of the Guarantor.

This opinion is subject to the following qualifications:

(a) Enforcement may be limited or affected by concurso mercantil, bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally; among other things, interest on principal will not accrue after declaration of bankruptcy, and the obligations of any of the Company and the Guarantor in foreign currency shall be converted into Mexican currency at the rate of exchange published in the Diario Oficial de la Federación (Official Daily Gazette of the Federation) by Banco de México (the Central Bank of Mexico) in force on the date the declaration of concurso mercantil is made; such Mexican currency obligations shall then be converted into “Unidades de Inversión” or “UDIS” (inflation indexed units) at the rate of conversion published by Banco de México for such date, because the Notes are unsecured (“quirografario”) and therefore no senior status is granted thereto under Mexican law; also pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes will have priority over claims of the holders of the Notes and the Guarantees;

(b) We note that the payment of interest on interest may not be enforceable under Mexican law;

(c) We note that Article 1093 of the Mexican Commerce Code (Código de Comercio), provides that for a choice of jurisdiction to be valid under Mexican Law, such jurisdiction must relate to the domicile of one of

América Móvil, S.A.B. de C.V.

September 8, 2011, Page 3

the parties to the relevant agreement, to the place where the obligations under such agreement are to be fulfilled, or to the location of the relevant item; and

(d) In the event that proceedings are brought in Mexico seeking performance of the obligations of any of the Company and the Guarantor in Mexico, pursuant to Article 8 of the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos), the Company or the Guarantor, as the case may be, may discharge their obligations by paying any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange fixed by Banco de México in Mexico for the date when payment is made.

In addition, we have assumed that the Company, the Guarantor and the Trustee have satisfied those legal requirements that are applicable to each of them under the law other than federal law of Mexico to the extent necessary to make the 2016 Indenture, the 2040 Indenture, the Notes and the Guarantees enforceable against each of them.

We express no opinion as to the laws of any jurisdiction other than Mexico and we have assumed that there is nothing in any other law that affects our opinion, which is delivered, based upon Mexican law applicable on the date hereof. In particular, we have made no independent investigation of the laws of the United States of America or any state or other political subdivision thereof or therein as a basis for the opinions stated herein and do not express or imply any opinion on or based on such laws. To the extent that the federal laws of the United States of America and the State of New York are relevant to our opinion set forth above, we have, without making any independent investigation with respect thereto, assumed the accuracy of, and our opinion is subject to the qualifications, assumptions and exceptions set forth in, the opinion, dated today, of Cleary Gottlieb Steen & Hamilton LLP, special United Stated counsel to the Company and the Guarantor.

In rendering the foregoing opinion, we have relied (i) as to factual matters on certificates of directors and executive officers of the Company and the Guarantor and (ii) as to matters of United States federal and New York law on the opinion of Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Company and the Guarantor.

We note that Rafael Robles Miaja, a partner of this firm, is currently Pro-Secretary of the Board of Directors of the Company.

We hereby consent to the incorporation by reference of this opinion in the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the heading “Taxation” (with respect to Mexican federal taxes), “Validity of Securities” and “Enforceability of Civil Liabilities” and in any prospectus supplements related thereto under the heading “Validity of the Notes” as counsel for the Company who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this

América Móvil, S.A.B. de C.V.

September 8, 2011, Page 4

exhibit, within the meaning of the term “expert” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission issued thereunder. Cleary Gottlieb Steen & Hamilton LLP may rely upon this opinion in rendering their opinion to you. This opinion is not to be relied upon by anyone else or used, circulated, filed, quoted or otherwise referred to for any other purpose, without our prior written consent.

This opinion is being rendered based on the legal provisions applicable in Mexico as of the date hereof. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Very truly yours,

/s/ BUFETE ROBLES MIAJA, S.C

BUFETE ROBLES MIAJA, S.C.